Exhibit 16(a)(1)(ii)

ACT TELECONFERENCING, INC.

LETTER OF TRANSMITTAL

To Tender 99 or Fewer Shares of Common Stock of ACT Teleconferencing, Inc.

Pursuant to the Offer to Purchase dated June 13, 2007.

THIS OFFER TO PURCHASE WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME,

ON WEDNESDAY, JULY 18, 2007, UNLESS EXTENDED OR EARLIER TERMINATED.

DEPOSITARY: COMPUTERSHARE, INC.

By Mail:	By Facsimile Transmission	By Hand or Overnight Courier:
Computershare, Inc. P.O. Box 1596 Denver, CO 80201-1596	For Eligible Institutions Only: (303) 262-0606 For Confirmation Only Telephone: Phone: (303) 262-0600	Computershare, Inc. 350 Indiana Street, Suite 800 Golden, Colorado 80401

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if Necessary)
Name* and Address** of Registered Holder(s)	Certificate Number(s)	Number of Shares***

TOTAL SHARES

☐        Check here if any certificates representing shares tendered hereby have been lost, stolen, destroyed or mutilated. If so, you must complete an affidavit of loss and return it with your Letter of Transmittal. Please call Computershare, Inc. at (303) 262-0600 to obtain an affidavit of loss and for further instructions.

* Name(s) should be exactly as name(s) appears on the stock certificate. Check will be payable to this name unless special payment instructions are completed.

** Address should be current address to which check is to be sent, unless special mailing instructions are completed.

***  Because the offer is open only to odd-lot shareholders tendering all shares beneficially owned by them, it will be assumed that all shares of ACT Teleconferencing, Inc.’s common stock evidenced by each certificate accompanied by this letter of transmittal are being tendered.

SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To ACT Teleconferencing, Inc.:

The undersigned hereby tenders to ACT Teleconferencing, Inc., a Colorado corporation, sometimes referred to herein as the Company, the enclosed and/or above-described shares of the Company’s common stock, without par value, pursuant to the Company’s offer to purchase all of the shares of common stock held by shareholders that owned 99 or fewer shares as of the close of business on June 6, 2007 and that continue to hold such shares through the expiration date of the offer, at a purchase price of $5.00 per share, net to seller in cash, the offer price, without interest thereon, upon the terms and subject to the conditions of the offer to purchase, dated June 13, 2007, of which the undersigned acknowledges receipt, and this letter of transmittal.

Subject to, and effective upon, acceptance for payment of any or all of the shares tendered with this letter of transmittal, in accordance with the terms of the offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all shares of the Company’s common stock tendered that are accepted for payment and all distributions and rights in respect of such shares after the date thereof. The Company’s acceptance of any shares from the undersigned will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the offer. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby irrevocably constitutes and appoints Computershare, Inc, the depositary for the offer, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to (a) deliver certificates for the shares, together, in any case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company upon receipt by the depositary, as the undersigned’s agent of the purchase price with respect to the shares; (b) present certificates for the shares for cancellation and transfer on the books of the Company; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, all in accordance with the terms of the offer. Upon such appointment, all prior powers of attorney and proxies given by the undersigned with respect to such shares will be, without further action, revoked, and no subsequent powers of attorney or proxies may be given with respect thereto by the undersigned or written consent executed and if given or signed will be deemed ineffective.

The undersigned hereby represents and warrants that: (a) the undersigned was the beneficial owner as of the close of business on June 6, 2007, and will continue to be the beneficial owner as of the expiration date of the offer, of an aggregate of 99 or fewer shares of the Company’s common stock, all of which are being tendered; (b) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby, such that when any of such shares are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of the shares will be subject to any adverse claim; and (c) the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned hereby represents that the undersigned holds a net-long position in the Company’s common stock equal to the number of tendered shares and that the undersigned owns the tendered shares free and clear of any liens or other encumbrances. The undersigned recognizes that it is a violation of federal securities laws for anyone to tender shares unless, at the time of tender and at the expiration date (including any extensions), the tendering person (a) has a net-long position equal to or greater than the number of shares tendered; and (b) will deliver, or cause to be delivered, the shares in accordance with the terms of the offer.

The undersigned recognizes that the Company may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby. The undersigned also recognizes that the Company reserves the right to reject any and all tenders of any shares that the Company determines are not in proper form or are made by persons not eligible to participate in the offer.

The undersigned acknowledges that the information contained in the offer to purchase is intended to assist the undersigned in determining whether or not to tender the undersigned’s shares, but it does not constitute tax, legal or financial advice. The undersigned further acknowledges that he or she has had the opportunity to consult with his or her tax, legal and financial advisors regarding the undersigned’s participation in the offer.

This letter of transmittal is to be used only if certificates are to be forwarded herewith. If you have questions regarding your eligibility to participate in the offer, please contact either (i) Morrow & Co., Inc., the information agent for the offer, at (800) 607-0088, (ii) Computershare, Inc., the depositary for the offer, at (303) 263-0600 or (iii) ACT Teleconferencing, Inc. at (303) 233-3500.

Special Payment Instructions

(See Instruction 6)

Fill in ONLY if check(s) are payable to and mailed to a person other than the registered holder(s) of the enclosed stock certificate(s).

Issue check(s) in the name of:

Name:

Address:

(including Zip Code)

(Taxpayer Identification or Social Security Number)
If this section applies, you must have your signature guaranteed. See “Guarantee of Signature Below”.

Special Mailing Instructions

Fill in ONLY if check(s) are to be mailed to someone other than registered holder of the enclosed stock certificate(s) or to the registered holder at an address other than that shown above.

Mail check(s) to:

Name:

Address:

(including Zip Code)

IMPORTANT: PLEASE SIGN AND DATE BELOW

AND COMPLETE THE ATTACHED SUBSTITUTE FORM W-9.

This letter of transmittal must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

IF THE SIGNATURE(S) APPEARING BELOW IS/ARE NOT OF THE REGISTERED HOLDER(S), THEN THE REGISTERED HOLDER(S) MUST SIGN A STOCK POWER, WHICH SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. THE STOCK POWER SHOULD ACCOMPANY THIS LETTER OF TRANSMITTAL.

X		Dated:	, 2007

X		Dated:	, 2007
Signature(s) of Shareholder (or Agent or Representative if proper documentation provided)

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:	Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(Required only if Special Payment Instructions are provided above (SEE INSTRUCTIONS 1 AND 5))

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature, title)	(Date)

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE AS DEFINED IN THE OFFER TO PURCHASE.

1.    GUARANTEE OF SIGNATURES.    Unless you are the registered holder(s) of the shares and you have not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Mailing Instructions” on this letter of transmittal, all signatures on this letter of transmittal must be guaranteed by a firm that is an “Eligible Institution” (i.e., a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank, a trust company, a savings bank, a savings and loan association or a credit union which has membership in an approved signature guarantee medallion program).

2.    DELIVERY OF LETTER OF TRANSMITTAL AND SHARES.    This letter of transmittal should be used if certificates are to be forwarded with it. Certificates evidencing all physically tendered shares, as well as a properly completed and duly executed letter of transmittal and any other documents required by this letter of transmittal, must be received by the depositary prior to 5:00 p.m., Eastern Daylight Time, on July 18, 2007 unless the offer is extended or earlier terminated. If certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed letter of transmittal must accompany each delivery. No alternative, conditional or contingent tenders will be accepted. By execution of this letter of transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their shares for payment. The method of delivery of this letter of transmittal, certificate(s) and all other required documents is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the depositary. If delivery is by mail, it is suggested that insured or registered mail be used for the shareholder’s protection. In all cases, sufficient time should be allowed to ensure timely delivery. The Company shall have no obligation to accept tenders that are tendered after the expiration date and a tender will not be deemed to have been made unless the Company waives this requirement.

3.    LOST CERTIFICATE(S).    If you cannot locate your certificate(s), please contact Computershare, Inc. at (303) 262-0600. Computershare will instruct you on the procedures to follow and whether you will be required to post a surety bond to secure against a risk that the certificate(s) may be subsequently re-circulated. This should occur promptly so that you can timely deliver your letter of transmittal and the required affidavit of loss to the depositary.

4.    INADEQUATE SPACE.    If the space provided in any part of this letter of transmittal is inadequate, any further information may be listed on a separate schedule and attached hereto.

5.    AUTHORITY OF SIGNATORY.    If this letter of transmittal is signed by the registered holder(s) of the tendered shares, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such shares without alteration, enlargement or any other change whatsoever. If any shares tendered with this letter of transmittal are owned of record by two or more persons, all such persons must sign this letter of transmittal. If any of the shares tendered are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such shares. If this letter of transmittal is signed by the registered holder(s) of the tendered shares, no endorsements of certificates or separate stock powers are required. If this letter of transmittal is signed by a person other than the registered holder(s) of the tendered shares, the certificate(s) evidencing the shares tendered must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution. If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such persons authority so to act must be submitted.

6.    SPECIAL PAYMENT AND MAILING INSTRUCTIONS.    If a check for the purchase price of any tendered shares is to be issued in the name of a person other than the person(s) signing this letter of transmittal or if such check is to be sent to someone other than the person(s) signing this letter of transmittal or to the person(s) signing this letter of transmittal but at an address other than the address of the registered holder, the appropriate sections of this letter of transmittal entitled “Special Payment Instructions” and/or “Special Mailing Instructions” must be completed.

7.    QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    Questions or requests for assistance may be directed to Morrow & Co., Inc., the information agent, at (800) 607-0088. Requests for additional copies of the offer to purchase, this letter of transmittal or other tender offer materials should be directed to the depositary, and copies will be furnished promptly at the Company’s expense. Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning this offer. Questions may also be directed to the Company, at (303) 233-3500.

8.    VALIDITY OF SURRENDER; IRREGULARITIES.    All questions as to the purchase price, the form of the documents and the validity, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by ACT Teleconferencing, Inc., in its sole discretion, and its determination shall be final and binding. ACT Teleconferencing, Inc. reserves the absolute right to reject (a) any or all tenders of shares that it determines are not in proper form; or (b) the acceptance for payment of or payment for shares that may, in the opinion of the Company’s counsel, be unlawful. Except as otherwise provided in the offer to purchase, the Company also reserves the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of shares, and the Company’s interpretation of the terms and conditions of the offer, including these instructions, shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the depositary or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

PAYER’S NAME:    ACT TELECONFERENCING, INC.

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below) Name: Address: City, State, and Zip Code:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS

Part 1. Please enter your taxpayer identification number in the appropriate box and certify by signing and dating below.

For most individuals this is your social security number. If you do not have a number, see the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines on which number to give the payer.

Social Security Number Employer Identification Number Part 3. Awaiting TIN ☐ Part 4. For Payee Exempt from Backup Withholding ☐ Exempt ☐

Part 2. Certification—Under penalties of perjury, I certify that:

(1)    the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). The certification requirement does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account, and payments other than interest and dividends.

SIGNATURE                                                                                                                                    DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE “TIN” ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalty of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	GIVE THE SOCIAL SECURITY NUMBER OF—	For this type of account:	GIVE THE SOCIAL SECURITY NUMBER OF—

1. Individual	The individual	9. A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).(5)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	10. Corporate account or account of LLC electing corporate status on Form 8832	The corporation

3. Husband and wife (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	11. Religious, charitable or educational tax-exempt organization	The organization

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	12. Partnership account held in the name of the business or account of multi-member LLC (other than an LLC described in item 10)	The partnership

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor (1)	13. Association, club or other tax-exempt organization	The organization

6. Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person (3)	14. A broker or registered nominee	The broker or nominee

7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
8. Sole proprietorship account or account of single member LLC	The owner (4)

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a TIN or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1.	An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

1.	A corporation.

2.	A foreign central bank of issue.

3.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

4.	A futures commission merchant registered with the Commodity Futures Trading Commission.

5.	A real estate investment trust.

6.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

7.	A common trust fund operated by a bank under section 584(a).

8.	A financial institution.

9.	A middleman known in the investment community as a nominee or custodian.

10.	A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•

Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•	Wages.

•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA or an owner-employee plan.

•	Certain surrenders of life insurance contracts.

•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

•	Real estate transactions reportable under section 6045(e).

•	Cancelled debts reportable under section 6050P.

•	Distributions from a medical savings account and long-term care benefits.

•	Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice. — Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1)    Penalty for Failure to Furnish TIN.    If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil Penalty for False Information With Respect to Withholding.    If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)    Civil and Criminal Penalties for False Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)    Misuse of Taxpayer Identification Numbers.    If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.